      Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Alta equipment Group, Inc. 2020 Omnibus Incentive Plan, our report dated March 25, 2020, with respect to the consolidated financial statements of Alta Equipment Holdings, Inc. and Subsidiaries for the year ended December 31, 2019, included in the Form 8-K/A, filed with the Securities and Exchange Commission.

/s/ UHY LLP

Sterling Heights, Michigan

July 20, 2020